EXHIBIT 3


                            Essex International Inc.

                                  Common Stock
                           (par value $.01 per share)

                             Underwriting Agreement
                                 (U.S. Version)

                                                                 April 17, 1997


Goldman, Sachs & Co.,
Smith Barney Inc.,
Donaldson, Lufkin & Jenrette
  Securities Corporation,
Lehman Brothers Inc.,
  As representatives of the several Underwriters
    named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         Essex International Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,400,000 shares of Common Stock, par value $.01 per share ("Stock"), of the Company and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters (a) an aggregate of 1,029,823 shares of Stock and (b) an aggregate of 1,762,805 warrants to purchase shares of Stock and, at the election of the Underwriters, up to (a) 553,427 additional shares of Stock and (b) 205,740 additional warrants to purchase shares of Stock. The aggregate of 3,429,823 shares to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares", the aggregate of 1,762,805 warrants to be sold by certain Selling Stockholders is herein called the "Firm Warrants", the aggregate of 553,427 additional shares to be sold by certain Selling Stockholders is herein called the "Optional Shares" and the aggregate of 205,740 additional warrants to be sold by certain Selling Stockholders is herein called the "Optional Warrants". The Firm Warrants and the Optional Warrants that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the Warrants, and the Firm Shares, the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof and the shares of Stock to be issued upon the redemption of the Warrants by the Company as hereinafter provided are herein collectively called the "Shares".

         It is understood and agreed to by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement (the "International Underwriting Agreement") providing for (a) the sale by the Company and certain Selling Stockholders of up to a total of 995,813 shares of Stock and (b) the sale by certain Selling Stockholders of up to a total of 492,136 warrants (the shares of Stock referred to in (a), together with the shares of Stock to be issued upon the redemption of the warrants by the Company, are herein collectively referred to as the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International, Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers International (Europe) are

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acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages. Except as used in Sections 2, 4, 5, 11 and 13 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, including any shares of Stock to be issued by the Company upon the redemption of the Warrants, references hereinafter to the Warrants shall include all the warrants which may be sold pursuant to either this Agreement or the International Underwriting Agreement and references herein to any prospectus, whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         1. (a)     The Company represents and warrants to, and agrees with,
each of the Underwriters that:

            (i) A registration statement on Form S-1 (File No. 333-22043) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Registration Statement, if any, at the time it became or hereafter becomes effective, each as amended as of such effective date, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

            (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or

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     omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1;

           (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1;

            (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than changes resulting from the exercise of options outstanding as of the date of this Agreement) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

             (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

            (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each "Material Subsidiary" (as hereinafter defined") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each Material Subsidiary has been duly qualified as a foreign corporation for the transaction of business and

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     is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and "Material Subsidiary" means each entity that would constitute a "significant subsidiary" of the Company for purposes of Rule 1-02(w) of Regulation S-X under the Act;

           (vii) The Company has an authorized capitalization as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Commission, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; at each Time of Delivery (as defined in Section 5 below), the Company will have the authorized capitalization as set forth in the Prospectus, and at each Time of Delivery all of the issued shares of capital stock of the Company will have been duly and validly authorized and issued and will be fully paid and non-assessable, will be free of preemptive and other preferential rights to subscribe for or purchase shares of Stock granted by the Company or pursuant to an agreement to which the Company is a party and will conform to the description of Stock contained in the Prospectus; and all of the issued shares of capital stock of each Material Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Prospectus;

          (viii) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder and under the International Underwriting Agree-ment have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, will be free of preemptive and other preferential rights to subscribe for or purchase shares of Stock granted by the Company or pursuant to an agreement to which the Company is a party and will conform to the description of the Stock contained in the Prospectus; and no holder of securities of the Company has rights, pursuant to any agreement with the Company or otherwise, to register such securities under any registration statement filed with the Commission except as disclosed in the Prospectus;

            (ix) The unissued shares of Stock issuable upon the redemption of the Warrants have been duly and validly authorized and reserved for issuance, and at the Time of Delivery with respect to such shares, such shares will be delivered in accordance with the provisions of this Agreement and will be duly and validly issued, fully paid and non-assessable, will be free of preemptive and other preferential rights to subscribe for or purchase shares of Stock granted by the Company or pursuant to an agreement to which the Company is a party and will conform to the description of the Stock contained in the Prospectus;

             (x) The issue and sale of the Shares to be sold by the Company hereunder and under the International Underwriting Agreement and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company

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     or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares, registration of the Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the listing of the Shares on the New York Stock Exchange, Inc. (the "Exchange");

             (xi) Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, in the case of this clause (B), for such defaults that would not, individually or in the aggregate, have, or reasonably be expected to have in the future, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

            (xii) The statements set forth in the Prospectus, under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and the Warrants will be at each Time of Delivery, and under the captions "Certain United States Federal Tax Consequences To Non-United States Holders of Common Stock", "Certain Relationships and Related Party Transactions", "Description of Certain Indebtedness", "Shares Eligible for Future Sale" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein are, accurate, complete and fair;

           (xiii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which have a reasonable possibility of success and which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (xiv) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

             (xv) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

         (b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:


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               (i)  All consents, approvals, authorizations and orders neces-
     sary for the execution and delivery by such Selling Stockholder of this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares or Warrants to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares or Warrants to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement;

              (ii) The sale of the Shares or Warrants to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute or any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, any other constituent documents of such Selling Stockholder or any order to which such Selling Stockholder is bound or any rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

             (iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery such Selling Stockholder will have, good and valid title to the Shares or Warrants to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of any such Shares or Warrants and payment therefor pursuant hereto and to the International Underwriting Agreement, good and valid title to such Shares or Warrants, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters or the International Underwriters, as the case may be;

              (iv) During the period beginning from the date hereof and con-tinuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, including, without limitation, through the entry into a cash-settled derivative instrument, except as provided hereunder or under the International Under- writing Agreement, any shares of Stock, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement), without the prior written consent of Goldman, Sachs & Co.;

               (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;


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              (vi)  To the extent that any statements or omissions made in the
     Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

             (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

            (viii) Certificates in negotiable form representing all of the Shares and Warrants to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to The Bank of New York, as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement and the International Underwriting Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters and the International Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares or Warrants to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement, the International Underwriting Agreement and the Custody Agreement; and

              (ix) The Shares or Warrants represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder and the International Underwriters under the International Underwriting Agreement; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares or Warrants hereunder, certificates representing the Shares or Warrants shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement, the International Underwriting Agreement and of the Custody

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     Agreements, and actions taken by the Attorneys-in-Fact pursuant to the
     Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

         2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $15.98, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in
Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder, (b) certain Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from such Selling Stockholders, at a purchase price of $10.6077684 per Warrant, the number of Firm Warrants (to be adjusted by you so as to eliminate the redemption of a Warrant for a fractional share) determined by multiplying the aggregate number of Firm Warrants to be sold by such Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Warrants to be purchased by such Underwriter as set forth opposite the name of such Underwriter in
Schedule I hereto and the denominator of which is the aggregate number of all Firm Warrants to be purchased by all the Underwriters from such Selling Stockholders and (c) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares and Optional Warrants as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this
Section 2 or at the purchase price per Warrant set forth in clause (b) of this
Section 2, that portion of the number of Optional Shares and Optional Warrants as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares and the redemption of a Warrant for a fractional share) determined (i) in the case of Optional Shares, by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder and (ii) in the case of Optional Warrants, by multiplying such number of Optional Warrants by a fraction the numerator of which is the maximum number of Optional Warrants which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in
Schedule I hereto and the denominator of which is the maximum number of Optional Warrants that all of the Underwriters are entitled to purchase hereunder.

         Each of the Selling Stockholders, as and to the extent indicated in
Schedule II hereto, hereby grants, severally and not jointly, to the Underwriters the right to purchase at their election up to 553,427 Optional Shares and up to 205,740 Optional Warrants, at the purchase price per share or per Warrant set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares (including for this purpose all of the shares of Stock to be received upon redemption of the Firm Warrants). Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto, it being understood that for the purpose of this calculation the Optional Warrants shall be treated as if they had been redeemed for shares of Stock and that the Optional Shares and the Optional Warrants shall be purchased in the same proportion as the total number of Optional Shares

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



bears to the total number of shares of Stock to be received upon redemption of all the Optional Warrants. Any such election to purchase Optional Shares and Optional Warrants may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares and Optional Warrants to be purchased and the date on which such Optional Shares and Optional Warrants are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than one or later than ten business days after the date of such notice.

         3. The Company hereby confirms its engagement of Smith Barney Inc. as, and Smith Barney Inc. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Paragraph (b)(15) of Conduct Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares. Smith Barney Inc., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU".

         4. Upon the authorization by you of the release of the Firm Shares (including for this purpose all the shares of Stock to be received upon redemption of the Firm Warrants), the several Underwriters propose to offer the Firm Shares (including for this purpose all the shares of Stock to be received upon redemption of the Firm Warrants) for sale upon the terms and conditions set forth in the Prospectus.

         5. (a) The Shares and Warrants to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by certified or official bank check or checks or by wire transfer, payable to the order of the Company and the Custodian in Federal Funds (same day). The delivery of the Shares to Goldman, Sachs & Co. pursuant to the prior sentence may be made, at the option of Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"). The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, or at the office of DTC or its designated custodian, as the case may be (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares and the Firm Warrants, 9:30 a.m., New York City time, on April 23, 1997 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares and the Optional Warrants, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares and the Optional Warrants, or such other time and date as Goldman, Sachs & Co. and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares and the Firm Warrants is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares and the Optional Warrants, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and the Warrants and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the

"Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         6.    The Company agrees with each of the Underwriters:

               (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act and, if the Company elects to rely upon Rule 462(b) under the Act, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time on the date of this Agreement and to pay to the Commission at such time of filing the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

               (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the

         Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

               (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

               (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, including, without limitation, through the entry into a cash-settled derivative instrument, except as provided hereunder and under the International Underwriting Agreement, any shares of Stock, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to acquisitions or other business transactions where the Company uses shares of Stock as all or a portion of the consideration for the transactions provided that if the aggregate number of shares of Stock issued in any such acquisitions or transactions exceeds 1.3 million, or if the number of shares of Stock issued in any acquisition or transaction, together with the number of shares of Stock issued in any other acquisitions or transactions after the date of this Agreement exceeds 1.3 million, the Company shall cause the person or persons acquiring such shares of Stock to comply with this Section 6(e), or
         (ii) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co.; and to enforce its rights under Section 6.04 of the Management Stockholders Agreement and Section 3(a) of the Registration Rights Agreement (each as defined in the Prospectus), to use its reasonable best efforts to cause each other party to such agreements to comply therewith and not to grant any waivers or consents to non-compliance with such agreements insofar as such agreements relate to registration under the Act, in each case unless and to the extent that it shall have obtained the prior written consent of Goldman, Sachs & Co.;

               (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

               (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

               (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

               (i) To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;

               (j) To file with the Commission such reports on Form SR as may be required by Rule 463 under the Act;

               (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

               (l) On or prior to any Time of Delivery, to redeem each Warrant to be sold to the Underwriters at such Time of Delivery for .663815294118 shares of Stock; each share of Stock to be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances, equities or claims; and to deliver such shares of Stock to the Underwriters as provided in Section 5 hereof.

         7. The Company covenants and agrees with each of the Selling Stockholders and with the several Underwriters and each of the Selling Stockholders, severally, covenants and agrees with the Company and the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification; (iii) all fees and expenses in connection with listing the Shares on the Exchange; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares, including the fees and expenses of a "qualified independent underwriter", as defined in Conduct Rule 2720 of the NASD; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) all other costs and expenses incident to the performance of its obligations hereunder (not including the fees and expenses of counsel to the Selling Stockholders) which are not otherwise specifically provided for in this Section; (viii) fees and expenses of the Attorneys-in-Fact and the Custodian; (ix) all expenses and taxes incident to the sale and delivery of the Shares and Warrants to be sold to the Underwriters; and (x) all other costs and expenses incident to the performance by the Selling Stockholders of their obligations hereunder (other than underwriting commissions and discounts). In connection with Clause (ix) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Company agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         8. The obligations of the Underwriters hereunder, as to the Shares and the Warrants to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

               (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii) and (vii) of subsection (c) below and the final paragraph of subsection
         (d) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (c) Debra F. Minott, General Counsel for the Company, shall have furnished to you her written opinion (a draft of such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                         (i) The Company has been duly incorporated and is
               validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                        (ii) The Company has an authorized capitalization as
               set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; the Shares are free of preemptive and other preferential rights to subscribe for or purchase shares of Stock granted by the Company or pursuant to an agreement to which the Company is a party and the Shares conform to the description of the Stock contained in the Prospectus;

                       (iii) The Company has been duly qualified as a
                foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that she believes that both you and she are justified in relying upon such opinions and certificates);

                        (iv) Each Material Subsidiary is duly incorporated
                and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, other than as described in the Prospectus, including the liens resulting from the Restated Credit Agreement (as defined in the Prospectus);

                         (v) Essex has been duly qualified as a foreign
                corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or Essex, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                        (vi) To such counsel's knowledge and other than as
                set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which have a reasonable possibility of success and which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity, cash flows or results of operations of the Company and its subsidiaries; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                       (vii) This Agreement and the International Underwriting
                Agreement have been duly authorized, executed and delivered by the Company;

                      (viii) The issue and sale of the Shares being delivered
                at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and

                        (ix) Neither the Company nor any of its subsidiaries
                is (A) in violation of its Certificate of Incorporation or By-laws or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, in the case of this clause (B), for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

         Such counsel shall also state that the Registration Statement and any amendment made thereto prior to such Time of Delivery, at the time it became effective, and the Prospectus and any amendment or supplement made thereto prior to such Time of Delivery, as of its date, the date of such amendment or supplement and the date the statement is made by such counsel (except the financial statements and other information of an accounting or financial nature included therein, as to which such counsel will express no view), appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations thereunder; although such counsel will not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement and Prospectus, except and provided in subsection (ii) of this Section 8(c) and except insofar as such statements relate to such counsel; and that the work of such counsel in connection with such matters and as General Counsel of the Company did not disclose any information that gave such counsel reason to believe that the Registration Statement or any amendment made thereto prior to such Time of Delivery, at the time the Registration Statement or such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement made thereto prior to such Time of Delivery, at its date, the date of such amendment or supplement and the date of such counsel's statement, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of an accounting or financial nature included therein, as to which such counsel will express no view). Such counsel shall further state that such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         (d) Cravath, Swaine & Moore, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect of paragraphs (i) (except indicating current due incorporation), (ii) (excluding the validity of any Shares not being delivered at such Time of Delivery) and (viii) of subsection (c) of this Section 8, and to the effect that;

                         (i) No consent, approval, authorization, order,
                registration or qualification of or with any such court or governmental agency or body referred to in clause (ix) of
                Section 8(c) is required for the issue and sale of the Shares or the Warrants or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares, the registration of the Stock under the Exchange Act and the listing of the Shares on the Exchange, each of which has been made or obtained; and the issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transaction herein and therein contemplated will not conflict with or result in breach or violation of any of the terms or provisions of, or constitute a default under, the Restated Credit Agreement;

                        (ii) The statements set forth in the Prospectus under
                the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and the Warrants, and under the captions "Certain United States Federal Tax Consequences To Non-United States Holders of Common Stock", "Certain Relationships and Related Party Transactions", "Description of Certain Indebtedness", and "Shares Eligible for Future Sale", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair; and

                       (iii) The Company is not an "investment company" or
                an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

         Such counsel shall also state that the Registration Statement and any amendment made thereto prior to such Time of Delivery, at the time it became effective, and the Prospectus and any amendment or supplement made thereto prior to such Time of Delivery, as of its date, the date of such amendment or supplement and the date the statement is made by such counsel (except the financial statements and other information of an accounting or financial nature included therein, as to which such counsel will express no view), appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations thereunder; although such counsel will not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement and Prospectus, except insofar as such statements relate to such counsel and except as provided in subsection (ii) of this Section 8(d); and that the work of such counsel in connection with such matters did not disclose any information that gave such counsel reason to believe that the Registration Statement or any amendment made thereto prior to such Time of Delivery, at the time the Registration Statement or such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement made thereto prior to such Time of Delivery, at its date, the date of any amendment or supplement or at the date of such counsel's statement, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and information of an accounting or financial nature included therein, as to which such counsel will express no view).

         (e) The respective counsel for GS Capital Partners, L.P., Stone Street Fund 1992, L.P., Broad Street Fund 1992, L.P., DLJ International Partners, C.V., DLJ Merchant Banking Partners, L.P., DLJ Merchant Banking Funding, Inc., DLJ First ESC LCC and Chase Equity Associates each shall have furnished to you their written opinion (drafts of such opinions are attached as Annex II(c) hereto) with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) A Power of Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms;

                 (ii) This Agreement and the International Underwriting Agreement have been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares or Warrants to be sold by such Selling Stockholder hereunder and thereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, any other constituent documents of such Selling Stockholder or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

                (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement in connection with the Shares or Warrants to be sold by such Selling Stockholder hereunder or thereunder, except such as have been obtained under the Act, registration of the Stock under the Exchange Act and listing of the Shares on the Exchange;

                 (iv) Immediately prior to such Time of Delivery such Selling Stockholder had good and valid title to the Shares to be sold at such Time of Delivery by such Selling Stockholder under this Agreement and the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder and thereunder;

                  (v) Immediately prior to such Time of Delivery such Selling Stockholder had good and valid title to the Warrants to be sold at such Time of Delivery by such Selling Stockholder under this Agreement and the International Underwriting Agreement, free and clear of all liens, encumbrances, equities and claims, and full right, power and authority to sell, assign, transfer and deliver the Warrants to be sold by such Selling Stockholder hereunder and thereunder; and

                 (vi) Good and valid title to the Shares referred to in (iv) above and the Warrants referred to in (v) above, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters or International Underwriters, as the case may be.

         In rendering the opinion in subparagraphs (iv), (v) and (vi) such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on the Shares or Warrants sold by such Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

         (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and prior to the last Time of

Delivery, and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

         (g)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (other than changes resulting from the exercise of options outstanding as of the date of this Agreement) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's or Essex's debt securities or Essex's bank debt by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or Essex's debt securities or Essex's bank debt;

         (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange or in trading in Essex's securities on the Pacific Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (j) The Shares to be sold by the Company and the Selling Stockholders at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

         (k) The Company has obtained and delivered to the Underwriters executed copies of an agreement from Bessemer Holdings, L.P., Bessemer Holdings Special Situations, L.P., BGE Partners, L.P., BNE Partners, L.P., BTE Partners, L.P., BCE Partners, L.P., Bessec Holdings, L.P., Steven R. Abbott, Robert J. Faucher, Dominic A. Lucenta, Charles W. McGregor, Debra F. Minott, Curtis A. Norton, David A. Owen and Gregory R. Schriefer to the effect set forth in Subsection 1(b)(iv) hereof in form and substance satisfactory to you;

          (l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling

Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section, and as to such other matters as you may reasonably request;

         (m)   The Company shall have complied with the provisions of
Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

         (n)   The Company shall have complied with the provisions of
Section 6(l) with respect to the redemption of the Warrants to be sold at such Time of Delivery for shares of Stock; and

         (o) The Stock Split, the Reclassification and the amendment and restatement of the Essex Revolving Credit Agreement as the Restated Credit Agreement, each as described in the Prospectus, shall have been consummated as described in the Prospectus; and the Termination, Amendment and Approval Agreement, dated as of April 1, 1997, shall have been duly authorized, executed and delivered by the parties thereto and shall have become effective.

         9. (a) The Company and Essex, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Essex shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d)   Promptly after receipt by an indemnified party under subsection
(a), (b), or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party and, if the Company or Essex is an indemnifying party, counsel to the Company or Essex), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Essex and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropri ate to reflect not only such relative benefits but also the relative fault of the Company, Essex and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the state ments or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Essex and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, Essex and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Essex or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Essex, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in con nection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company, Essex and the Selling Stock-holders under this Section 9 shall be in addition to any liability which the Company, Essex and the respective Selling Stockholders may otherwise have, including, without limitation, under the Registration Rights Agreement and the Management Stockholders Agreement, and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

         (g) Notwithstanding the other provisions of this Section 9, the liability or required contribution of any Selling Stockholder pursuant to this
Section 9 shall not exceed the sum of (i) the product of the number of Shares (excluding any shares of Stock underlying the Warrants) sold by such Selling Stockholder, including any Optional Shares, and the initial public offering price of the Shares as set forth in the Prospectus and (ii) the product of the number of Warrants sold by such Selling Stockholder, including any Optional Warrants, to the Underwriters and the purchase price per Warrant set forth in Section 2(b).

         10. (a) The Company and Essex, jointly and severally, will indemnify and hold harmless Smith Barney Inc., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act of otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

         (b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company and Essex under such subsection, notify the Company and Essex in writing of the commencement thereof; but the omission so to notify the Company and Essex shall not relieve them from any liability which they may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company and Essex of the commencement thereof, the Company and Essex shall be entitled to participate therein and, to the extent that they shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company or Essex), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. Neither of the Company or Essex shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU.

         (c) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless Smith Barney Inc., in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company and Essex shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Essex on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company and Essex shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Essex on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Essex on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to any fee paid to the QIU. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Essex on the one hand or the QIU on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Essex and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) The obligations of the Company and Essex under this Section 10 shall be in addition to any liability which the Company or Essex may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

         11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (d) For the purposes of clarity, all references in this Section 11 to the Shares shall be deemed to refer to and include the shares of Stock underlying any Warrants to be purchased.

         12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

         13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares or Warrants are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares and Warrants not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares and Warrants not so delivered except as provided in Sections 7 and 9 hereof.

         14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         15. This Agreement shall be binding upon, and inure solely to the benefit of, the Under writers, the Company, Essex and the Selling Stockholders and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                       Very truly yours,

                                       Essex International Inc.



                                       By: /s/ Debra F. Minott
                                           Name:  Debra F. Minott
                                           Title:  Senior Vice President,
                                                   General Counsel and Secretary


                                       Essex Group, Inc.



                                       By: /s/ Debra F. Minott
                                           Name:  Debra F. Minott
                                           Title:  Senior Vice President,
                                                   General Counsel and Secretary


                                       GS Capital Partners, L.P.
                                       Stone Street Fund 1992, L.P.
                                       Bridge Street Fund 1992, L.P.



                                       By: /s/ Richard A. Friedman
                                           Name:  Richard A. Friedman
                                           Title:  Attorney-in-Fact


                                       DLJ International Partners, C.V.
                                       DLJ Merchant Banking Partners, L.P.
                                       DLJ Merchant Banking Funding, Inc.
                                       DLJ First ESC LLC



                                       By: /s/ Claire M. Power
                                           Name:  Claire M. Power
                                           Title:  Assistant Secretary

                                       Chase Equity Associates



                                       By: /s/ Brian J. Richmand
                                           Name:  Brian J. Richmand
                                           Title:  Attorney-in-Fact


                                       John L. Cox
                                       Stanley C. Craft
                                       David O. McMahan
                                       Frederick M. Zinser



                                       By: /s/ Debra F. Minott
                                           Name:  Debra F. Minott
                                           Attorney-in-Fact


Accepted as of the date hereof:

Goldman, Sachs & Co.
Smith Barney Inc.
Donaldson, Lufkin & Jenrette
 Securities Corporation
Lehman Brothers Inc.




By:  /s/ Goldman, Sachs & Co.
      (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                                Number of      Number of
                                                                                Optional       Optional
                                                                              Shares to be    Warrants to
                                                Total Number   Total Number   Purchased if   be Purchased
                                                   of Firm        of Firm        Maximum      if Maximum
                                                Shares to be    Warrants to       Option        Option
                 Underwriter                      Purchased    be Purchased     Exercised      Exercised


Goldman, Sachs & Co..........................     857,643         440,797        138,387        51,446
Smith Barney Inc.............................     857,643         440,797        138,387        51,446
Donaldson, Lufkin & Jenrette
 Securities Corporation......................     514,473         264,421         83,014        30,861
Lehman Brothers Inc..........................     514,473         264,421         83,014        30,861
Chase Securities Inc.........................      54,803          28,167          8,843         3,287
Cleary Gull Relland & McDevitt Inc...........      30,197          15,520          4,873         1,811
A.G. Edwards & Sons, Inc.....................      54,803          28,167          8,843         3,287
EVEREN Securities, Inc.......................      54,803          28,167          8,843         3,287
Furman Selz LLC..............................      30,197          15,520          4,873         1,811
Interstate/Johnson Lane Corporation..........      30,197          15,520          4,873         1,811
Edward D. Jones & Co., L.P...................      30,197          15,520          4,873         1,811
McDonald & Company Securities, Inc...........      30,197          15,520          4,873         1,811
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated.......................      54,803          28,167          8,843         3,287
NatCity Investments, Inc.....................      30,197          15,520          4,873         1,811
Oppenheimer & Co., Inc.......................      54,803          28,167          8,843         3,287
Principal Financial Securities, Inc..........      30,197          15,520          4,873         1,811
Prudential Securities Incorporated...........      54,803          28,167          8,843         3,287
Rauscher Pierce Refsnes, Inc.................      30,197          15,520          4,873         1,811
Roney & Co., L.L.C...........................      30,197          15,520          4,873         1,811
Schroder Wertheim & Co. Incorporated.........      54,803          28,167          8,843         3,287
Stifel, Nicolaus & Company, Incorporated.....      30,197          15,520          4,873         1,811


                                                ---------      ----------     ----------     ---------

         Total...............................   3,429,823       1,762,805        553,427       205,740
                                                =========      ==========     ==========     =========


                                   SCHEDULE II


                                                                                  Number of       Number of
                                                                                   Optional       Optional
                                                                                 Shares to be    Warrants to
                                                                 Total Number       Sold if       be Sold if
                                                Total Number       of Firm          Maximum        Maximum
                                               of Firm Shares      Warrants         Option         Option
                                                 to be sold       to be Sold      Exercised       Exercised


The Company................................         2,400,000              0              0               0
The Selling Stockholders:
  GS Capital Partners, L.P.(a).............            46,190        874,031        317,965               0
  Stone Street Fund 1992, L.P.(a)..........               622         13,984          4,284               0
  Bridge Street Fund 1992, L.P.(a).........               375          8,426          2,581               0
  DLJ International Partners, C.V.(b)......           521,566              0        123,859               0
  DLJ Merchant Banking Partners, L.P.(c)...                 0        476,696              0         113,204
  DLJ Merchant Banking Funding, Inc.(c)....                 0        231,595              0          54,998
  DLJ First ESC LLC(c).....................                 0        158,073              0          37,538
  Chase Equity Associates(d)..............            302,074              0        104,737               0
  John L. Cox(e)...........................            20,000              0              0               0
  Stanley C. Craft(e)......................            60,000              0              0               0
  David O. McMahan(e)......................            14,996              0              0               0
  Frederick M. Zinser(e)...................            64,000              0              0               0

                                                  -----------    -----------     ----------      ----------
         Total.............................         3,429,823      1,762,805        553,426         205,740
                                                  ===========    ===========     ==========      ==========

     (a) This Selling Stockholder is represented by David J. Greenwald, 85 Broad Street, New York, NY 10004 and has appointed Richard A. Friedman and Joseph H. Gleberman, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
     (b) This Selling Stockholder is represented by Michael A. Boyd, 277
Park Avenue, New York, NY and DeBrauw Blackstone Westbroik, 712 Fifth Avenue, New York, NY 10019 and has appointed Ivy B. Dodes and Nichole Arnaboldi, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
     (c) This Selling Stockholder is represented by Michael A. Boyd, 277 Park Avenue, New York, NY 10172 and has appointed Ivy Dodes and Nichole Arnaboldi, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
     (d) This Selling Stockholder is represented by White & Case, 1155 Avenue of the Americas, New York, NY 10036 and has appointed Brian J. Richmand and John M.B. O'Connor, and each of them, as Attorneys-in- Fact for such Selling Stockholder.
     (e) This Selling Stockholder has appointed Steven R. Abbott, David A.
Owen and Debra F. Minott, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
